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                          RESERVE INSTITUTIONAL TRUST
                        INVESTMENT MANAGEMENT AGREEMENT


                 THIS AGREEMENT, dated the 18th day of December, 1996, made and entered into by and between Reserve Institutional Trust, organized as an unincorporated business trust under the laws of the Commonwealth of Massachusetts having its principal place of business in New York, New York, ("Trust") and RESERVE MANAGEMENT COMPANY, INC., a New Jersey corporation having its principal place of business in Manhasset, New York ("Manager").

                 The parties agree as follows:

                 1. INVESTMENT SERVICES. The Manager shall select and manage the Trust's investments and shall determine what investments shall be made or disposed of by the Trust and shall effect such acquisitions and dispositions, all in furtherance of the Trust's investment objective and policies, subject to the overall control and direction of the Trust's Board of Trustees. The Manager shall report on such activities to the Board of Trustees of the Trust and shall submit such reports and other information thereon as the Board of Trustees shall from time to time request.

                 2. OTHER SERVICES AND ASSUMPTION OF CERTAIN EXPENSES. The manager shall furnish to the Trust, (i) office space and customary office facilities to the extent that the Trust's activities occur in New York, and
(ii) all accounting, clerical and statistical services as may be required by the Trust for the operation of its business and compliance with applicable laws. The Manager shall pay all operating and other expenses of the Trust except interest charges, taxes, brokerage fees and commissions, extraordinary legal and accounting fees and expenses, and amounts payable under the Trust's distribution plan and service plan.

                 3. COMPENSATION OF THE MANAGER. The Trust shall pay to the Manager as compensation for the services rendered hereunder and as for full reimbursement for all officers compensation and expenses of the Trust paid by the Manager under paragraph 2 hereof, a Management fee computed on the basis of the average closing value of the net assets of the Trust of 0.25% per annum of such assets of each portfolio of the Trust.

                 The Management fee shall be computed and accrued daily and shall be paid by the Trust to the Manager promptly after receipt of periodic billings therefor.

                 4. COMPLIANCE WITH APPLICABLE REQUIREMENTS. This Agreement will be performed in accordance with the requirements of the Investment Company Act of 1940 (the "Act") and the Investment Advisers Act of 1940 and the rules and regulations under such acts, to the extent that the subject matter of the Agreement is within the purview of such acts and such rules and regulations. The Manager will assist the Trust in complying with the requirements of the Act, and the Securities Act of 1933, and the rules and regulations under such acts and in qualifying as a regulated investment company under the Internal Revenue Code and applicable regulations of the Internal Revenue Service thereunder. In carrying out its obligations under this Agreement, the Manager shall at all times conform to the provisions of the Declaration of Trust and By- Laws, the provisions of the currently effective Registration Statement of the Trust under the Act and the Securities Act of 1933, and any other applicable provisions or state or Federal law.

                 5. TERMINATION. This Agreement shall be in effect until the close of business on June 30, 1998 and shall continue in effect from year to year thereafter but only









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so long as such continuance is specifically approved at least annually by (i)
either the Board of Trustees of the Trust or a majority vote of the outstanding voting securities of the Trust, provided, however, that if the holders of the Trust fail to approve the Agreement, as provided herein, the Manager may continue to serve in such capacity in the manner and to the extent permitted by the Investment Company Act of 1940, and the rules thereunder, and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the Act) of either party of this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

                 Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty, by the Board of Trustees of the Trust or by vote of majority of the outstanding voting securities of the Trust, on 60 days' written notice to the Manager, or by the Manager on like notice to the Trust.

                 The name Reserve Institutional Trust shall be deemed to have been licensed to the Trust by the Manager. In the event of termination of this Agreement, the Manager may terminate or revoke such license on 90 days' written notice to the Trust. On or before the date of such revocation or termination, the Trust will change its name to another name which does not include the word "Reserve".

                 6. NON-ASSIGNABILITY. This Agreement shall not be assignable by either party hereto and shall automatically terminate forthwith in the event of such assignment (within the meaning of the Act).

                 7. APPROVAL OF AGREEMENT AND AMENDMENTS. This Agreement and any amendments hereto shall be approved by vote of the holders of a majority (as defined in the Act) of the outstanding voting securities of the Trust, provided, however, that if the holders of the Trust fail to approve the Agreement as provided herein, the Manager may continue to serve in such capacity in the manner and to the extent permitted by the Investment Company Act of 1940 and the rules thereunder, and no amendment to this Agreement become effective until so approved.

                 8. NON-EXCLUSIVITY. The services of the Manager to the Trust are not to be deemed exclusive and the Trust agrees that the Manager is free to render services to others and engage in other activities. For purposes of this Agreement and the undertakings provided for herein, the Manager shall at all times be considered as an independent contractor, and shall not be considered as an agent of the Trust.

                 9. LIABILITY OF THE MANAGER. In performing its duties hereunder, the Manager may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the Act, neither the Manager nor its officers, directors, employees or agents shall be subject to any liability for any act or omission in the course of, connected with or arising out of any services to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Manager's duties or by reason of reckless disregard of the Manager's obligations and duties under this Agreement.

                 10. NOTICES. Any notices and communications required hereunder shall be in writing and shall be deemed given when delivered in person or when sent by first-class, registered or certified mail to the Manager at 14 Locust Place, Manhasset, New York 11030, to the Trust at 810 Seventh Avenue, New York, New York 10019, or at such addresses as either party may from time to time specify by notice to the other.












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                 11.      GOVERNING LAW.  The terms and provisions of this
Agreement shall be interpreted under and governed by the law of the State of New York.

                 12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall be deemed to be severable.

                 13. SHAREHOLDER LIABILITY. The Manager understands and agrees that the obligations of the Trust under this Agreement are not binding upon any shareholder of the Trust personally, but bind only the Trust and the Trust's property. The Manager represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming shareholder liability for acts or obligations of the Trust.















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                 IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed on the day and year first above written.


                                        RESERVE INSTITUTIONAL TRUST



                                        By:   \s\ Bruce R. Bent
                                           ----------------------------
                                                  President


ATTEST:



  \s\ Marc C. Cozzolino
----------------------------
      Secretary


                                        RESERVE MANAGEMENT COMPANY, INC.



                                        By:   \s\ Bruce R. Bent
                                           ----------------------------
                                                  Vice President


ATTEST:


  \s\ Marc C. Cozzolino
----------------------------
      General Counsel













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